Exhibit 99.1

Investor Relations:

John Nunziati

Juniper Networks

(408) 936-0007

Jnunziati@juniper.net

Media Relations:

Cindy Ta

Juniper Networks

(408) 936-6131

cta@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY FIRST QUARTER 2013 FINANCIAL RESULTS

Q1 2013:

•	Revenue: $1,059 million, down 7% from Q4‘12 and up 3% from Q1‘12

•	Operating Margin: 8.2% GAAP; 15.7% non-GAAP, non-GAAP down 2.5 pts from Q4‘12

•	GAAP Net Income Per Share: $0.18 diluted, includes $0.05 tax benefit related to a tax settlement, 0.02 litigation charge and 0.01 restructuring charge

•

Non-GAAP Net Income Per Share: $0.24 diluted, includes a $0.03 pre-tax benefit from the 2012 retroactive application of the renewal of the R&D tax credit; down from $0.28 diluted in Q4‘12 and up from $0.16 diluted in Q1‘12

SUNNYVALE, Calif., Apr. 23, 2013 - Juniper Networks (NYSE: JNPR), the industry leader in network innovation, today reported preliminary financial results for the three months ended March 31, 2013, and provided its outlook for the three months ending June 30, 2013.

Net revenues for the first quarter of 2013 increased 3% year-over year and decreased 7% sequentially to $1,059 million.

Juniper’s operating margin for the first quarter of 2013 increased to 8.2% on a GAAP basis from 4.6% in the first quarter of 2012, and decreased from 11.5% in the fourth quarter of 2012. Non-GAAP operating margin for the first quarter of 2013 increased to 15.7%, from 12.0% in the first quarter of 2012 and decreased from 18.2% in the fourth quarter of 2012.

The Company posted GAAP net income of $91 million, or $0.18 per diluted share for the first quarter of 2013. GAAP diluted net income per share includes a $0.05 tax benefit related to a tax settlement, a $0.02 pre-tax impact from a litigation charge as well as a $0.01 pre-tax impact from restructuring. Non-GAAP net income was $124 million, or $0.24 per diluted share, for the first quarter of 2013. Both GAAP and non-GAAP diluted income per share includes a $0.03 pre-tax benefit from the 2012 retroactive application of the renewal of the R&D tax credit. Non-GAAP net income per diluted share increased 50% compared to the first quarter of 2012.

The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Preliminary Net Revenue by Market table below.

“This was a quarter of modest year-on-year growth driven by renewed demand from service providers and offset slightly by softness in enterprise sectors, including federal and financial services,” said Kevin Johnson, chief executive officer of Juniper Networks. “We are seeing increased momentum with our new product offerings as we continue our strategy of innovating in the domain of high-performance networking. We believe Juniper has a strong position in the service provider market and has opportunity in the enterprise business as we continue to grow switching as well as revitalize our security business. We continue to focus on delivering great products, improving operational execution, and managing our costs carefully.”

“Our first quarter results reflect our continued focus on driving revenue growth and expanding operating margins,” said Juniper Networks CFO Robyn Denholm. “As expected, we saw continued strong broad based demand from US service providers and early indications of improving demand from EMEA service providers. I am pleased with the team’s efforts and commitment to gaining efficiencies throughout the company and executing our strategy.”

Other Financial Highlights

Total cash, cash equivalents and investments as of March 31, 2013 were $3,672 million, compared to $3,837 million as of December 31, 2012 and $4,216 million as of March 31, 2012.

Juniper’s net cash outflow from operations for the first quarter of 2013 was ($9) million, compared to net cash provided by operations of $155 million in the fourth quarter of 2012, and $102 million in the first quarter of 2012. The cash outflow in the quarter was primarily due to a sequential increase in accounts receivable, annual payments for incentive compensation, the timing of payments to our supply chain and lower net income. In Q2, the Company expects to return to its historical pattern of strong positive cash flows.

Days sales outstanding in accounts receivable (“DSO”) was 45 days in the first quarter of 2013, compared to 35 days in the prior quarter and 39 days in the first quarter of 2012.

For the first quarter, Juniper repurchased 6.2 million shares at an average share price of $20.99 per share for a total of $130 million.

Capital expenditures, as well as depreciation and amortization of intangible assets expense during the first quarter of 2013 were $72 million and $52 million, respectively.

Outlook

Juniper’s outlook for the June quarter reflects its expectation that it will see continued weakness in the enterprise customer spending environment. In the service provider market, the Company expects to see a continuation of US service provider capital spending as well as moderately improved demand trends in EMEA. Juniper’s new products continue to build momentum, especially in routing, and the Company remains focused on disciplined operational execution while driving revenue growth.

•	Juniper estimates revenue for the first quarter ending June 30, 2013 to be in the range of $1,070 million to $1,100 million.

•	Juniper estimates that its non-GAAP gross margin will be in the range of 64% to 65%.

•	Juniper estimates that its non-GAAP operating expenses will be $510 million plus or minus $5 million.

•	Juniper expects its non-GAAP operating margin for the first quarter will be 17.5%, at the midpoint of guidance.

•

Juniper estimates that its non-GAAP net income per share will range between $0.22 and $0.26 on a diluted basis. This assumes a flat share count and non-GAAP tax rate of 29%, which includes the R&D tax credit.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring charges, litigation settlements and resolutions, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Change in Segment Reporting

In the first quarter of 2013, Juniper Networks made changes to align its business segment reporting to its current organizational structure. Security products previously reported in its Platform Systems Division (PSD) segment (including the Branch SRX, Branch Firewall, and J Series product families) are now reported in its Software Solutions Division (SSD) segment. This results in all security products now being reported in its SSD segment. The Company believes this change will provide investors with increased financial reporting transparency and will enable better insight into the market and performance trends driving its business. A summary showing PSD and SSD 2012 and 2011 quarterly revenues on a basis consistent with the new reporting structure is included in Appendix 1.

A table showing revenue by product type within each segment is provided as Appendix 2.

A table showing product detail by business segment is provided as Appendix 3.

Under the new reporting structure, Juniper Networks continues to measure segment profitability by “Contribution Margin,” which reflects segment revenues less those expenses which are directly attributable to (and controlled by) the segment organization. Such expenses would typically include costs of revenue, R&D, direct product marketing and product lifecycle management. A summary showing 2012 and 2011 segment contribution margins on a basis consistent with the Company’s new reporting structure is included in Appendix 4.

Conference Call Webcast

Juniper Networks will host a conference call webcast today, April 23, 2013, at 2:00 p.m. (Pacific Daylight Time), to be broadcast live over the Internet at:

http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website.

About Juniper Networks

Juniper Networks is in the business of network innovation. From devices to data centers, from consumers to cloud providers, Juniper Networks delivers the software, silicon and systems that transform the experience and economics of networking. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending and spending by communication service providers and major customers; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation settlements and resolutions; and other factors listed in Juniper Networks’ most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below. The following tables and reconciliations can also be found on the Investor Relations website at www.juniper.net.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Net revenues:
Product	$781.8	$771.9
Service	277.4	260.6

Total net revenues	1,059.2	1,032.5
Cost of revenues:
Product	278.2	280.6
Service	110.2	117.8

Total cost of revenues	388.4	398.4

Gross margin	670.8	634.1
Operating expenses:
Research and development	262.2	269.6
Sales and marketing	255.2	257.7
General and administrative	47.8	54.7
Amortization of purchased intangible assets	1.2	1.2
Restructuring charges	7.0	2.0
Acquisition and litigation charges	10.4	1.2

Total operating expenses	583.8	586.4

Operating income	87.0	47.7
Other expense, net	(10.1)	(24.4)

Income before income taxes	76.9	23.3
Income tax (benefit) provision	(14.1)	7.0

Net income	$91.0	$16.3

Net income per share:
Basic	$0.18	$0.03

Diluted	$0.18	$0.03

Shares used in computing net income per share:
Basic	504.7	527.2

Diluted	512.7	533.7

Juniper Networks, Inc.

Preliminary Net Revenues by Reportable Segment

(in millions)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Platform Systems Division Segment:
PSD product revenues:
Routing	$488.1	$457.6
Switching	131.5	123.5

Total PSD product revenues	$619.6	$581.1
PSD service revenues	189.6	184.6

Total PSD revenues	$809.2	$765.7

Software Solutions Division Segment:
SSD product revenues:
Security	$136.7	$168.2
Routing	25.5	22.6

Total SSD product revenues	$162.2	$190.8
SSD service revenues	87.8	76.0

Total SSD revenues	$250.0	$266.8

Total	$1,059.2	$1,032.5

Juniper Networks, Inc.

Preliminary Net Revenues by Geographic Region

(in millions)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Americas	$592.1	$531.3
Europe, Middle East, and Africa	290.6	307.1
Asia Pacific	176.5	194.1

Total	$1,059.2	$1,032.5

Juniper Networks, Inc.

Preliminary Net Revenues by Market

(in millions)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Service Provider	$712.9	$685.6
Enterprise	346.3	346.9

Total	$1,059.2	$1,032.5

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in millions, except percentages)

(unaudited)

		Three Months Ended
		March 31, 2013	December 31, 2012	March 31, 2012
GAAP operating income		$87.0	$130.9	$47.7
GAAP operating margin		8.2%	11.5%	4.6%
Share-based compensation expense	C	49.9	57.5	65.0
Share-based payroll tax expense	C	3.5	0.1	0.3
Amortization of purchased intangible assets	A	7.5	7.2	7.3
Restructuring charges	B	7.7	11.1	2.0
Acquisition and litigation charges	A,B	10.4	0.7	1.2

Non-GAAP operating income		166.0	207.5	123.5
Non-GAAP operating margin		15.7%	18.2%	12.0%

GAAP net income		91.0	95.7	16.3
Share-based compensation expense	C	49.9	57.5	65.0
Share-based payroll tax expense	C	3.5	0.1	0.3
Amortization of purchased intangible assets	A	7.5	7.2	7.3
Restructuring charges	B	7.7	11.1	2.0
Acquisition and litigation charges	A,B	10.4	0.7	1.2
(Gain) loss on equity investments	B	(1.6)	(18.9)	14.0
Income tax effect of non-GAAP exclusions	B	(44.6)	(8.8)	(22.1)

Non-GAAP net income		$123.8	$144.6	$84.0

GAAP diluted net income per share		$0.18	$0.19	$0.03

Non-GAAP diluted net income per share	D	$0.24	$0.28	$0.16

Shares used in computing diluted net income per share		512.7	513.1	533.7

Discussion of Non-GAAP Financial Measures

The tables above and below include the following non-GAAP financial measures derived from our Preliminary Condensed Consolidated Statements of Operations: product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; provision for income taxes; income tax rate; net income; and net income per share. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. Additionally, with respect to future financial guidance provided on a non-GAAP basis, we have excluded estimates for amortization of intangible assets, share based compensation expenses, acquisition related charges, restructuring charges, litigation settlements and resolutions, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies. We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. We began to include share-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding share-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Share-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of share is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a share-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to share-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our share-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of share-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,043.7	$2,407.8
Short-term investments	613.1	441.5
Accounts receivable, net of allowance for doubtful accounts	532.6	438.4
Deferred tax assets, net	151.4	172.6
Prepaid expenses and other current assets	199.2	140.4

Total current assets	3,540.0	3,600.7
Property and equipment, net	839.0	811.9
Long-term investments	1,015.2	988.1
Restricted cash and investments	94.4	106.4
Purchased intangible assets, net	131.2	128.9
Goodwill	4,057.8	4,057.8
Other long-term assets	152.8	138.3

Total assets	$9,830.4	$9,832.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$223.8	$209.3
Accrued compensation	204.5	279.3
Accrued warranty	29.4	29.7
Deferred revenue	774.7	693.5
Other accrued liabilities	191.3	210.2

Total current liabilities	1,423.7	1,422.0
Long-term debt	999.2	999.2
Long-term deferred revenue	206.0	229.9
Long-term income taxes payable	87.1	112.4
Other long-term liabilities	58.0	69.1

Total liabilities	2,774.0	2,832.6
Total stockholders’ equity	7,056.4	6,999.5

Total liabilities and stockholders’ equity	$9,830.4	$9,832.1

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$91.0	$16.3
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Share-based compensation	49.9	65.0
Depreciation and amortization	51.6	43.4
Restructuring charges	7.7	2.0
Deferred income taxes	15.7	(13.9)
(Gain) loss on investments, net	(2.3)	14.0
Excess tax benefits from share-based compensation	(1.1)	(4.3)
Other non-cash charges	0.3	0.2
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(94.3)	126.5
Prepaid expenses and other assets	(53.6)	(22.3)
Accounts payable	9.1	(126.8)
Accrued compensation	(75.2)	(15.4)
Income taxes payable	(38.4)	(3.8)
Other accrued liabilities	(26.5)	(11.2)
Deferred revenue	57.2	32.6

Net cash (used in) provided by operating activities	(8.9)	102.3

Cash flows from investing activities:
Purchases of property and equipment	(71.5)	(82.0)
Purchases of trading investments	(1.5)	(2.7)
Purchases of available-for-sale investments	(582.2)	(371.2)
Proceeds from sales of available-for-sale investments	331.8	231.4
Proceeds from maturities of available-for-sale investments	54.0	222.8
Payments for business acquisitions, net of cash and cash equivalents acquired	(10.0)	(90.5)
Proceeds from sales of privately-held investments	1.6	—
Purchases of privately-held investments	(7.3)	(1.1)

Net cash used in investing activities	(285.1)	(93.3)

Cash flows from financing activities:
Proceeds from issuance of common stock	65.0	37.8
Purchases and retirement of common stock	(132.5)	(56.1)
Payment for capital lease obligation	(1.4)	—
Change in customer financing arrangements	(2.3)	7.7
Excess tax benefits from share-based compensation	1.1	4.3

Net cash used in financing activities	(70.1)	(6.3)

Net (decrease) increase in cash and cash equivalents	(364.1)	2.7
Cash and cash equivalents at beginning of period	2,407.8	2,910.4

Cash and cash equivalents at end of period	$2,043.7	$2,913.1

Juniper Networks, Inc.

Cash, Cash Equivalents, and Investments

(in millions)

	March 31, 2013	December 31, 2012
	(unaudited)
Cash and cash equivalents	$2,043.7	$2,407.8
Short-term investments	613.1	441.5
Long-term investments	1,015.2	988.1

Total	$3,672.0	$3,837.4

Appendix 1

Business Segment Revenue Reporting Reconciliation ($ in millions, unaudited)

	Q1’11	Q2’11	Q3’11	Q4’11	Q1’12	Q2’12	Q3’12	Q4’12	FY’11	FY’12
Revised Reporting Segments
PSD - Products	$683.4	$697.7	$646.3	$634.4	$581.1	$627.3	$633.7	$659.5	$2,661.8	$2,501.6
PSD - Services	147.1	150.8	162.1	185.1	184.6	182.9	194.8	206.9	645.1	769.2

PSD revenues	830.5	848.5	808.4	819.5	765.7	810.2	828.5	866.4	3,306.9	3,270.8
SSD - Products	194.0	193.7	215.6	213.1	190.8	177.4	204.5	187.8	816.4	760.5
SSD - Services	77.1	78.3	81.8	88.2	76.0	86.2	85.3	86.6	325.4	334.1

SSD revenues	271.1	272.0	297.4	301.3	266.8	263.6	289.8	274.4	1,141.8	1,094.6

Total - Revised	$1,101.6	$1,120.5	$1,105.8	$1,120.8	$1,032.5	$1,073.8	$1,118.3	$1,140.8	$4,448.7	$4,365.4

As Previously Reported
PSD - Products	$734.8	$751.4	$699.8	$689.0	$627.4	$669.1	$681.5	$706.1	$2,875.0	$2,684.1
PSD - Services	163.8	165.4	180.0	204.1	196.8	202.4	211.4	223.7	713.3	834.3

PSD revenues	898.6	916.8	879.8	893.1	824.2	871.5	892.9	929.8	3,588.3	3,518.4
SSD - Products	142.6	140.0	162.2	158.5	144.5	135.6	156.7	141.2	603.3	578.0
SSD - Services	60.4	63.7	63.8	69.2	63.8	66.7	68.7	69.8	257.1	269.0

SSD revenues	203.0	203.7	226.0	227.7	208.3	202.3	225.4	211.0	860.4	847.0

Total - As Previously Reported	$1,101.6	$1,120.5	$1,105.8	$1,120.8	$1,032.5	$1,073.8	$1,118.3	$1,140.8	$4,448.7	$4,365.4

PSD - Products	$(51.4)	$(53.7)	$(53.5)	$(54.6)	$(46.3)	$(41.8)	$(47.8)	$(46.6)	$(213.2)	$(182.5)
PSD - Services	(16.7)	(14.6)	(17.9)	(19.0)	(12.2)	(19.5)	(16.6)	(16.8)	(68.2)	(65.1)
PSD revenues	(68.1)	(68.3)	(71.4)	(73.6)	(58.5)	(61.3)	(64.4)	(63.4)	(281.4)	(247.6)
									—	—
SSD - Products	51.4	53.7	53.4	54.6	46.3	41.8	47.8	46.6	213.1	182.5
SSD - Services	16.7	14.6	18.0	19.0	12.2	19.5	16.6	16.8	68.3	65.1
SSD revenues	68.1	68.3	71.4	73.6	58.5	61.3	64.4	63.4	281.4	247.6

Revised vs. Previous Reporting	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Appendix 2

Business Segment Revenue Reporting by Product Type ($ in millions, unaudited)

	Q1’11	Q2’11	Q3’11	Q4’11	Q1’12	Q2’12	Q3’12	Q4’12	FY’11	FY’12
Revised Reporting Segments
PSD product revenues:
Routing	$582.8	$580.6	$524.2	$478.5	$457.6	$487.4	$488.1	$513.7	$2,166.1	$1,946.8
Switching	100.6	117.1	122.2	155.9	123.5	139.9	145.6	145.8	495.8	554.8

Total PSD product revenues	683.4	697.7	646.4	634.4	581.1	627.3	633.7	659.5	2,661.9	2,501.6
PSD service revenues	147.1	150.8	162.0	185.1	184.6	182.9	194.8	206.9	645.0	769.2

Total PSD revenues	830.5	848.5	808.4	819.5	765.7	810.2	828.5	866.4	3,306.9	3,270.8
SSD product revenues:
Security	167.3	156.7	189.3	185.0	168.2	157.9	175.6	168.2	698.3	669.9
Routing	26.7	37.0	26.3	28.1	22.6	19.5	28.9	19.6	118.1	90.6

Total SSD product revenues	194.0	193.7	215.6	213.1	190.8	177.4	204.5	187.8	816.4	760.5
SSD service revenues	77.1	78.3	81.8	88.2	76.0	86.2	85.3	86.6	325.4	334.1

Total SSD revenues	271.1	272.0	297.4	301.3	266.8	263.6	289.8	274.4	1,141.8	1,094.6

Total - Revised	$1,101.6	$1,120.5	$1,105.8	$1,120.8	$1,032.5	$1,073.8	$1,118.3	$1,140.8	$4,448.7	$4,365.4

Revised By Product Type:
Routing	$609.5	$617.6	$550.5	$506.6	$480.2	$506.9	$517.0	$533.3	$2,284.2	$2,037.4
Switching	100.6	117.1	122.2	155.9	123.5	139.9	145.6	145.8	495.8	554.8
Security	167.3	156.7	189.3	185.0	168.2	157.9	175.6	168.2	698.3	669.9
Services	224.2	229.1	243.8	273.3	260.6	269.1	280.1	293.5	970.4	1,103.3

Total - Revised	$1,101.6	$1,120.5	$1,105.8	$1,120.8	$1,032.5	$1,073.8	$1,118.3	$1,140.8	$4,448.7	$4,365.4

Appendix 3

Product Detail by Business Segment (non-comprehensive)

Segment	Routing Products include:	Switching Products include:	Security Products include:
PSD	E, M, MX, T, PTX, and ACX Series	EX, WLAN, QFabric Series	N/A

SSD	Routing Software Services, Services HW, Mobile Applications (such as MobileNext), Content & Media HW and Applications (such as MediaFlow)	N/A	High End SRX, High End Firewall, Branch SRX, Branch Firewall, J Series, Junos Space Network Management, Pulse, Junos SDK, Junosphere

Juniper Networks, Junos, MediaFlow, and MobileNext are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks Logo, the Junos logo, and JunosE are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Appendix 4

Business Segment Profitability Reporting ($ in millions, unaudited)

	Q1’11	Q2’11	Q3’11	Q4’11	Q1’12	Q2’12	Q3’12	Q4’12	FY’11	FY’12
Revised Reporting Segments
PSD revenues	$830.5	$848.5	$808.4	$819.5	$765.7	$810.2	$828.5	$866.4	$3,306.9	$3,270.8
Non-GAAP PSD contribution margin $	380.1	378.0	341.0	327.7	276.3	315.7	318.9	365.5	1,426.8	1,276.4
Non-GAAP PSD contribution margin %	45.8%	44.5%	42.2%	40.0%	36.1%	39.0%	38.5%	42.2%	43.1%	39.0%
SSD revenues	271.1	272.0	297.4	301.3	266.8	263.6	289.8	274.4	1,141.8	1,094.6
Non-GAAP SSD contribution margin $	118.1	112.1	135.3	138.9	110.3	109.9	137.0	116.4	504.4	473.6
Non-GAAP SSD contribution margin %	43.6%	41.2%	45.5%	46.1%	41.3%	41.7%	47.3%	42.4%	44.2%	43.3%

Total revenues	$1,101.6	$1,120.5	$1,105.8	$1,120.8	$1,032.5	$1,073.8	$1,118.3	$1,140.8	$4,448.7	$4,365.4

Non-GAAP segment contribution margin $	498.2	490.1	476.3	466.6	386.6	425.6	455.9	481.9	1,931.2	1,750.0
Non-GAAP segment contribution margin %	45.2%	43.7%	43.1%	41.6%	37.4%	39.6%	40.8%	42.2%	43.4%	40.1%
Corporate unallocated expenses $ (1)	(252.3)	(247.9)	(255.1)	(258.6)	(263.1)	(264.7)	(266.5)	(274.4)	(1,013.9)	(1,068.7)

Non-GAAP total segment operating margin $	245.9	242.2	221.2	208.0	123.5	160.9	189.4	207.5	917.3	681.3

Non-GAAP total segment operating Margin %	22.3%	21.6%	20.0%	18.6%	12.0%	15.0%	16.9%	18.2%	20.6%	15.6%
Share-based compensation expense	(49.1)	(60.1)	(60.5)	(52.5)	(65.0)	(61.8)	(59.1)	(57.5)	(222.2)	(243.4)
Share-based payroll tax expense	(7.9)	(1.1)	(0.2)	(0.1)	(0.3)	(0.6)	(0.1)	(0.1)	(9.3)	(1.1)
Amortization of purchased intangible assets (2)	(6.7)	(6.8)	(6.7)	(6.9)	(7.3)	(8.8)	(9.0)	(7.2)	(27.1)	(32.3)
Restructuring and other charges (3)	0.3	0.9	(16.8)	(15.0)	(2.0)	(3.2)	(83.4)	(11.1)	(30.6)	(99.7)
Acquisition-related charges (4)	(5.1)	(4.2)	—	(0.3)	(1.2)	0.2	(0.3)	(0.7)	(9.6)	(2.0)
Other unallocated expense	—	—	—	—	—	—	5.3	—	—	5.3

Total operating income	$177.4	$170.9	$137.0	$133.2	$47.7	$86.7	$42.8	$130.9	$618.5	$308.1

	Q1’11	Q2’11	Q3’11	Q4’11	Q1’12	Q2’12	Q3’12	Q4’12	FY’11	FY’12
As Previously Reported
PSD revenues	$898.6	$916.8	$879.8	$893.1	$824.2	$871.5	$892.9	$929.8	$3,588.3	$3,518.4
Non-GAAP PSD contribution margin $	417.1	415.5	381.8	371.8	304.7	351.1	356.1	397.5	1,586.2	1,409.4
Non-GAAP PSD contribution margin %	46.4%	45.3%	43.4%	41.6%	37.0%	40.3%	39.9%	42.8%	44.2%	40.1%
SSD revenues	203.0	203.7	226.0	227.7	208.3	202.3	225.4	211.0	860.4	847.0
Non-GAAP SSD contribution margin $	81.1	74.6	94.5	94.8	81.9	74.5	99.8	84.4	345.0	340.6
Non-GAAP SSD contribution margin %	40.0%	36.6%	41.8%	41.6%	39.3%	36.8%	44.3%	40.0%	40.1%	40.2%

Total revenues	1,101.6	1,120.5	1,105.8	1,120.8	1,032.5	1,073.8	1,118.3	1,140.8	4,448.7	4,365.4

Non-GAAP segment contribution margin $	498.2	490.1	476.3	466.6	386.6	425.6	455.9	481.9	1,931.2	1,750.0
Non-GAAP segment contribution margin %	45.2%	43.7%	43.1%	41.6%	37.4%	39.6%	40.8%	42.2%	43.4%	40.1%
Corporate unallocated expenses $ (1)	(252.3)	(247.9)	(255.1)	(258.6)	(263.1)	(264.7)	(266.5)	(274.4)	(1,013.9)	(1,068.7)

Non-GAAP total segment operating margin $	245.9	242.2	221.2	208.0	123.5	160.9	189.4	207.5	917.3	681.3

Non-GAAP total segment operating margin %	22.3%	21.6%	20.0%	18.6%	12.0%	15.0%	16.9%	18.2%	20.6%	15.6%
Share-based compensation expense	(49.1)	(60.1)	(60.5)	(52.5)	(65.0)	(61.8)	(59.1)	(57.5)	(222.2)	(243.4)
Share-based payroll tax expense	(7.9)	(1.1)	(0.2)	(0.1)	(0.3)	(0.6)	(0.1)	(0.1)	(9.3)	(1.1)
Amortization of purchased intangible assets (2)	(6.7)	(6.8)	(6.7)	(6.9)	(7.3)	(8.8)	(9.0)	(7.2)	(27.1)	(32.3)
Restructuring and other charges (3)	0.3	0.9	(16.8)	(15.0)	(2.0)	(3.2)	(83.4)	(11.1)	(30.6)	(99.7)
Acquisition-related charges (4)	(5.1)	(4.2)	—	(0.3)	(1.2)	0.2	(0.3)	(0.7)	(9.6)	(2.0)
Other unallocated expense	—	—	—	—	—	—	5.3	—	—	5.3

Total operating income	$177.4	$170.9	$137.0	$133.2	$47.7	$86.7	$42.8	$130.9	$618.5	$308.1

(1)	Amount includes unallocated costs for global functions such as sales, marketing, and general and administrative.
(2)	Amount includes amortization expense of purchased intangible assets reported in operating expenses and in cost of revenues.
(3)	Amount includes restructuring and other charges reported in operating expenses and in cost of revenues.
(4)	Amount includes acquisition-related costs reported in operating expenses and in cost of revenues.